Investor Presentation March 2023 | 1 Investor Presentation March 2023

Investor Presentation March 2023 | 2 Contents I. Investment Highlights II. Recent Financial Results III. Appendix

Investor Presentation March 2023 | 3 Investment Highlights 321 4 5 National non-op franchise offering scale and diversification by commodity across three core basins in the United States. Track record of executing on highly accretive investments with durable free cash flow. $450MM of FCF1 in 2022 with accelerating growth into 2023. Disciplined capital allocator with a return of capital commitment. Growing dividend, equity buybacks & debt repurchases. Strong balance sheet with a long-term target of <1.0x Net Debt to Adjusted EBITDA1. Dominant data and technical advantage, ability to make informed and swift investment decisions enables us to be a consistent and reliable counterparty. 1) Free Cash Flow (FCF) and Adjusted EBITDA are non-GAAP financial measures. See Appendix for methodology and reconciliations.

Investor Presentation March 2023 | 4 Bakken 56%Permian 29% Marcellus 15% NOG At-a-Glance1,2 Disciplined aggregator of accretive, high-quality minority interests, aligned with the best operators. 1) All data as of December 31, 2022, unless otherwise noted. 2) Excludes data from MPDC Mascot Acquisition. 3) Adjusted EBITDA is a non-GAAP financial measure. See Appendix for methodology and reconciliations 8,700/800 GROSS/NET WELLS 259k NET ACRES 95 OPERATORS 79.0k Q4 22 PRODUCTION BOE/DAY DIVERSIFICATION BY BASIN 59%/41% 2-STREAM OIL/GAS SPLIT 24.5% Q4 22 ADJUSTED ROCE 1.4x NET DEBT : LQA Adj. EBITDA3

Leading Non-Op E&P Franchise

Q4:22 PRODUCTION BY REGION (BOE)



Marcellus
15%
Permian
29%
Williston
56%
Region
Williston
Permian
Marcellus



MT
ND
SD
PA
NM
TX

- NOG's acquisitions have created a high return, national non-op franchise that is benefitting from economies of scale; ~8,000 net acres were added to Permian footprint in 4Q22 & 1Q23
- Going forward, NOG is positioned to continue to capitalize on increased non-operated opportunities as the preferred non-op consolidator

Q4:22 PRODUCTION BY COMMODITY (BOE)



Commodity Type
Oil
Gas
59.5%
40.5%

Investor Presentation March 2023 | 5 NOG

Investor Presentation March 2023 | 6 What We Do We do not drill wells or operate rigs We acquire fractional working interests in drilling units A flexible and moderated approach to E&P, offering capital discipline, cost control & protection from downside exposure. Ability to control capital expenditures higher and lower Small company (33 employees) with big company advantages THE NON-OPERATOR MODEL

Investor Presentation March 2023 | 7 How We Do It We focus on finding the best incremental IRR for our portfolio to complement current asset positioning Analysis of proprietary data and ability to backtest prior investments informs our decision process We apply modern portfolio theory in our investment approach to pursue optimal risk adjusted returns. Diversification across geography, commodity, operators and deal structure or concentration provides us with a degree of optionality unavailable to most E&P companies. Active commodity hedging mitigates systematic risk and protects our exposure Our approach contributed to NOG's outperformance vs. the S&P SPDR XOP ETF by 70% since 20181 OUR INVESTMENT APPROACH 1) The XOP is the S&P SPDR Oil & Gas Exploration and Production ETF

Investor Presentation March 2023 | 8 Benefits of NOG’s Non-Operated Model Efficient Operations Enhance Return Profile • Peer leading cost structure & Corporate ROCE • Unit G&A costs are 50% less than operating peers • Scalable Model: NOG has 33 employees Leveraging Data and Experience Capital Allocation Flexibility • Ability to “cherry-pick” from over 100 operating partners across 1MM+ gross acres in 3 basins • Superior flexibility to manage capital allocation and to do so quickly • Costs limited to drilling, completion, and acreage • NOG is capitalizing on industry strategy shift as operators focus on free cash flow generation instead of growth • This has led to record level non-op “Ground Game” opportunities Non-Op Tailwind • Proprietary database, built from participation in over 8,700 wells

Investor Presentation March 2023 | 9 We Partner with Leading, Technically Strong Operators… Deep operating partner relationships facilitate both organic and acquisition-based production growth opportunities Source: Company info – Producing wells as of 12/31/22 Deep, lasting relationships across core basins with the highest-efficiency operating partners and exposure to incremental working interest opportunities across their portfolios

Investor Presentation March 2023 | 10 And Focus on the Highest-Quality Areas No requirement for contiguous acreage allows NOG to participate in prime drilling opportunities across basins or regions Somerset Fayette Indiana Westmoreland Allegheny Cambria Greene Washington Armstrong Northern Wells Completed 2019 – 2021YTD NOG Wells Completed 2021 – 2022 Marcellus Acres: ~61,000 Net Acres Northern Wells Completed 2019 – 2021YTD Reeves Andrews Eddy Lea Culberson Ward WinklerLoving Gaines Ector Permian Basin1: ~19,000 Net AcresWilliston Basin: ~182,000 Net Acres Wells Completed 2021 – 2022 NOG Wells in Progress Wells in Progress NOG Wells Completed 2021 – 2022 in Progr ss 1) Acreage inclusive of MPDC Mascot Acquisition which closed in January 2023

Investor Presentation March 2023 | 11 Track Record of Executing on Large-Scale Accretive Investments NOG has been an active participant in M&A. Since 2018, the Company has completed over $2.5 billion of accretive acquisitions.1 1) The Company did not participate in large package M&A in 2020. • Salt Creek $60MM • Pivotal $146MM • W Energy $342MM 2018 • VEN Bakken $316MM 2019 • Reliance Marcellus $141MM • Delaware $102MM • Comstock $150MM 2021 • Veritas $409MM • Williston Bolt-on $160MM • Laredo $110MM • Alpha $155MM • Delaware $132MM 2022 • MPDC Mascot $320M 2023

Investor Presentation March 2023 | 12 Record Investment Activity in 2022 Completed or entered into numerous large acquisitions totaling over $1.0b in 2022. M&A substantially increased scale and positions the Company for accelerating near and long-term growth. NOG has established itself as the preferred partner for the development of high-quality assets. Permian (Veritas) Williston Bolt-On Midland Acquisition (Laredo) Core Permian Bolt-On (Alpha) Permian (Delaware) MPDC Mascot Closed 1Q 22 3Q 22 4Q 22 4Q 22 4Q 22 Jan. 2023 Purchase Price (MM’s) $409 $160 $110 $155 $132 $320 Avg. Working Interest 9.70% 2.70% 11.60% 3.30% 8.30% 39.95% Net Acreage 6,000 3,500 1,600 2,800 2,100 ~1,750 Net Wells – Current (PDP) 31.7 9.2 6.4 9.6 5.3 12.1 Net Wells – Future >40 17.5 9.6 24.0 19.3 22.8 2023E Production Boe/d 9,100 2,500 1,800 ~3,000-3,500 ~2,500 ~6,450 % Oil 60% 83% 86% 68% 68% 80% Contribution to Unhedged 2023E CF (MM’s) ~$180 ~$73 ~$48 $47-$54 $55 $150 Multiple 2.2x 2.3x 2.3x 3.1x 2.4x 2.2x Average Breakeven $/Boe $40 sub-$50 $40 $40 $40 $40 Operators Mewbourne Oil, Devon, ConocoPhillips, EOG Marathon Oil, Continental Resources, ConocoPhillips SM Energy Mewbourne Oil, ConocoPhillips, EOG Mewbourne Oil, Coterra, Permian Resources Permian Deep Rock Oil Company

Ground Game – High Return Opportunities, Supplementing Bolt-on Acquisitions

2022 was Another Year of Highly Accretive Full Cycle Return Opportunities

2022 GROUND GAME WELLS IN PROCESS ACQUISITIONS	2022	2023	2024	2025	2026-32
Net Wells Turned-in-Line	5.8	2.7	0.2	-	-
Forecasted Production (boe/d)	1,469	2,806	2,137	1,371	640
Cash Flow From Operation (millions)(1)	$36.3	$57.3	$40.1	$23.8	$66.2
Development Capital Expenditures (millions)	$83.4	$28.3	$0.0	$0.0	$0.0
Acquisition Cost (millions)(2)	**$28.1**	**$0.0**	**$0.0**	**$0.0**	**$0.0**
Expected ROCE(3)	24%	32%	26%	16%	*21%*4

- 250+ ground game deals executed since 2018
- Only targeting deals that keep our industry leading ROCE intact despite decline in commodity prices
- Barbell approach high-grading opportunity set across the Bakken and Permian
- Current environment is ripe for deals; multiple deals evaluated daily
- See next slide for Free Cash Flow estimates

1) Oil/gas price assumptions were done at the 12/30/22 Strip
2) Excludes capex related to acreage acquisitions
3) Calculated at the asset level
4) ROCE shown for years 2026 to 2032 is a life-cycle weighted average

Investor Presentation March 2023 | 13 NOG

Investor Presentation March 2023 | 14 Ground Game – High Return Opportunities, Supplementing Bolt-on Acquisitions 2022’s Ground Game Was Highly Accretive and will Contribute to NOG’s Full Cycle Returns ILLUSTRATION OF FREE CASH FLOW DERIVATION ($MM)1 OF 2022 GROUND GAME $36.3 $57.3 $40.1 $23.8 $66.2 ($83.4) ($28.3) ($28.1) ($140) ($120) ($100) ($80) ($60) ($40) ($20) $0 $20 $40 $60 $80 2022 2023 2024 2025 2026-2031 Cash Flow Capex Acquisition Cost Cum. FCF 1) See prior slide for assumptions.

Investor Presentation March 2023 | 15 Increase in Total Proven Reserves Should Drive TSR YE21 Total Proved Reserves YE22 Total Proved Reserves Dec ’22 Closed Acquisitions Producing Dec ‘22 Closed Acquisitions Non- Producing 2022 Pro Forma Total Proved $287.7 33.7 4.1 5.3 330.81 Net MMBoe un-audited YE 22 PRO FORMA TOTAL PROVED RESERVES NOG’s expanded platform features significant additions to reserves. Acquisitions expected to enhance FCF generation fueling growth in revenues, Adjusted EBITDA and returns to shareholders over the short and long-term. 1) Excludes reserves from MPDC Mascot Acquisition which closed in January 2023.

Investor Presentation March 2023 | 16 A Differentiated E&P Growth Platform NOG continues to build scale as the largest dedicated public non-operated working interest company. 1) Adjusted Cash G&A is a non-GAAP financial measure. Please see Appendix for reconciliation to the most directly comparable GAAP Measure. 13.8 15.316.7 18.0 21.0 26.7 36.3 34.6 35.0 40.8 43.943.7 23.8 29.1 35.7 38.4 54.6 57.6 64.2 71.3 72.7 79.1 78.9 Production (MBoe/d) $2.71 $3.02 $1.45 $1.58 $1.01 $1.28 $0.92 $1.06 $1.13 $1.15 $0.91 $0.95 $1.61 $1.39 $1.04 $1.01 $0.77 $0.78 $1.20 $0.86 $0.93 $0.82 $1.01 Cash G&A per BOE- Adjusted Material increases driven by organic growth + accretive M&A Reducing overhead unit cash G&A costs, despite being acquisitive, with ability to reduce further over the long-term PRODUCTION CONTINUES TO RAMP… WHILE MAINTAINING PEER-LEADING LOW CASH G&A1

Investor Presentation March 2023 | 17 Balanced Approach to Capital Allocation Shareholder Returns Focus • Regular Dividend • Stock Buybacks • Special Dividends Reinvestment For Growth • Organic Acreage • Ground Game • Bolt-on Acquisitions Capital • Debt Repayment • Liquidity Enhancement FREE CASH-FLOW ALLOCATION

Investor Presentation March 2023 | 18 Disciplined Capital Allocator Capital allocation governed by what is best for the long-term strength of our business … and for our shareholders. CAPITAL ALLOCATION CONSIDERATIONS Target debt level: ~1X Net Debt to LQA EBITDA, will flex up in short-term with larger acquisitions Opportunistic based on market price vs. intrinsic value Quarterly dividend has grown substantially with growth of FCF Episodic and opportunistic – improves diversification and adds to long term reserves Incremental one-off acquisitions Additions to net wells & production from current holdings Organic Growth Activity Ground Game Bolt-on Acquisitions Pay Down Debt Buybacks (Common Stock, Bonds, Etc.) Dividends Reinvest Capitol Shareholder Returns Free Cash Flow

Investor Presentation March 2023 | 19 Strong Organizational Infrastructure Supports Investment Decisions Deep presence in three core basins, relationships with a wide breadth of operators and minority interests in thousands of wells gives NOG an informational advantage in determining where to invest free cash flow INVESTMENT EVALUATION PROCESS “Comparable data” drawn from comprehensive, proprietary NOG database, built from participation in over 8,700 wells informs our investment evaluation process Engineering and Land teams overlay real time analytics to develop type curves and IRR profiles Organic, ground game, and bolt-on opportunities scrubbed internally and benchmarked against stringent return hurdles Diligence incorporates detailed review of operator’s environmental track- record. NOG will not proceed unless satisfactory review is completed. Board-level Acquisition Committee vets and approves go / no-go. Finance determines funding path and places appropriate hedges based on internal outlook for oil and gas prices to mitigate risk Board approval required for bolt-on and larger ground game opportunities

Investor Presentation March 2023 | 20 FCF Generation and Shareholder Return Focused NOG continues a balanced approach to shareholder returns including buybacks of common stock and highest cost of capital securities, the reduction of outstanding revolving credit facility debt and a ramping dividend yield1 1) Repurchase activity as of 12/31/22. Debt Retirement Common Stock Repurchases Base Common Stock Dividends Preferred Stock Repurchases • $57.5MM Face Value of Preferred Stock repurchased in 2022 - Reduced diluted share count by 2.6 million shares - $3.7 million reduction in preferred dividends annually - Fully converted Preferred into common stock • >$51MM in cash common dividends paid in 2022 • $54.5MM common stock repurchases in 2022 - Reduced share count by 1.91 million shares • ~$250 million of debt reduction, excluding corporate acquisitions - $25.8 million Notes repurchased for <97% of Par Value 2022 FREE CASH FLOW $458MM

Investor Presentation March 2023 | 21 A Track Record of Dividend Growth NOG has consistently exceeded and accelerated its dividend growth * Management plans to recommend a $0.37 per share dividend to the Board of Directors for the second quarter of 2023. The Company cannot assure this recommendation, or any future dividend, will be approved by the Board of Directors. ACTUAL DIVIDENDS COMPARED WITH 2021 DIVIDEND PLAN RECOMMENDATIONS* Dividend Plan Milestones: • Nine Straight Quarters of Dividend Growth* • Over $140 million will have been returned by Q2:23 to shareholders since plan was instituted • Dividends have exceeded initial plan by 30% • Future shareholder return and dividend plans will be analyzed by the Board of Directors in 2023 Proposed 2Q 23* $0.06 $0.12 $0.15 $0.18 $0.21 $0.24 $0.27 $0.03 $0.05 $0.08 $0.14 $0.19 $0.25 $0.30 $0.34 $0.37 $0.00 $0.05 $0.10 $0.15 $0.20 $0.25 $0.30 $0.35 $0.40 Q2 21 Q3 21 Q4 21 Q1 22 Q2 22 Q3 22 Q4 22 Q1 23 Q2 23 D iv id en d Pe r C om m on S ha re Original Plan Actual

Investor Presentation March 2023 | 22 Balance Sheet & Liquidity Enhancement Support Growth Plan • Borrowing Base Expanded in November 22: NOG’s borrowing base has grown substantially from standalone and acquired assets year-to-date - Borrowing base of $1.6 billion (up from $1.3 billion) and elected commitment of $1.0 billion (up from $850 million) - Current borrowing base excludes Q4 acquisitions allowing room for potential future expansion • October 2022 Issued $500MM of convertible notes. Offering further improves liquidity and debt maturity profile - Senior, unsecured debt with minimal covenants; Instrument C settlement which additionally minimizes potential dilution 1) As of 12/31/22. Excludes cash on hand and MPDC Mascot Acquisition deposit, which serve as additional liquidity. COMPANY CONTINUES TO GENERATE SUBSTANTIAL FREE CASH FLOW 12 /3 1/ 22 ($ in millions) $319(1) $681 $724.2 2023 2024 2025 2026 2027 2028 2029 2030 Revolver (Drawn) Borrowing Base Capacity Senior Notes $1.6 Billion Borrowing base with a $1.0 Billion ECA with over $681MM of liquidity 8.125% ($25.8) $500 3.625% 2028 to 2029 Maturities • $1.2bn of lower-cost fixed rate debt • Long-term pillar of capital structure

Investor Presentation March 2023 | 23 Introducing the Drakkar System, NOG's Industry Leading Database  Land, Lease, Unit & Contract Data  National Well Database  NOG 9,000+ wellbores  Evaluation Archives  3rd Party and Public  Reservoir Engineering Models  Financial Data  Operator Cost Structure  Midstream Statistics  Well Development Monitoring  Permitting & Rig Schedules  Production & Capex Reports  Streamlined Access & Communication  Central Data Lake  Instantaneous, Cross-Departmental Data Linkage  Real-Time Data Analytics & Reporting  Process Improvements  Live Dashboards  Automated Economic Underwriting Analyses  Improved Monitoring  Well Performance  Operator Cost Structures  Operator Behaviors  M&A Activity Inputs Outputs Drakkar is an internal, proprietary data science system developed in partnership with technology industry leaders. The system enables us to optimize daily operations and informs our investment management decisions.

Investor Presentation March 2023 | 24 Sustainability Framework NOG instituted explicit board-level oversight of ESG and is working toward expanding and improving disclosures related to ESG • Operators are screened for environmental and safety records • NOG’s largest operator by volume, EQT, has been a leader in Certified Natural Gas environmental stewardship • ESG Report published in 3Q-22 ENVIRONMENTAL • NOG employees provided free health care and paid family leave • NOG has an employee-led Charity Committee and donates to several organizations in its community • Continue to analyze carbon offset projects SOCIAL • Separate CEO and Chairman roles • Significant shareholder representation on Board • NOG G&A per Boe is among the lowest in the industry • NOG CEO to Employee pay ratio 13:1, lowest in its entire peer group GOVERNANCE

Investor Presentation March 2023 | 25 Alignment with Operators who are ESG Leaders EQT CLR OVV CHRD COP EOG HES DVN ERF XOM Dedicated ESG Section of Website Board-Level Oversight of ESG Formal ESG Policy Provides ESG Report Discloses and Tracks ESG Related Targets NOG’s Current Top Ten Public Operators Represent a “Who’s Who” of ESG Stewardship IPIECA, API, IOGP, TCFD 2017, SASB GRI, TCFD, DTF, AXPC, SASB IPIECA, TCFD, SASB AXPC, SASB GRI, IPIECA, SASB AXPC, SASB, TCFD IPIECA, API, UNCGTP, TCFD, SASB, WEF - SCCM OGMP 2.0, IPIECA, API, IOGP, GRI, TCFD, SDGs, SASB AXPC, CAPP, IPGA, API, CDP SDGs, IPIECA, API

Investor Presentation March 2023 | 26 Investment Highlights 321 4 5 National non-op franchise offering scale and diversification by commodity across three core basins in the United States. Track record of executing on highly accretive investments with durable free cash flow. $450MM of FCF1 in 2022 with accelerating growth into 2023. Disciplined capital allocator with a return of capital commitment. Growing dividend, equity buybacks & debt repurchases. Strong balance sheet with a long-term target of <1.0x Net Debt to Adjusted EBITDA1. Dominant data and technical advantage, ability to make informed and swift investment decisions enables us to be a consistent and reliable counterparty. 1) Free Cash Flow (FCF) and Adjusted EBITDA are non-GAAP financial measures. See Appendix for methodology and reconciliations.

Investor Presentation March 2023 | 27 Recent Financial Results PART 2

Q4 Financial & Operating Highlights

Q4 Free Cash Flow[1]

$87.1MM

+23% vs. Q4-21

Dividend Growth

+275%

Dividend increased to $0.30, +275% vs. Q4-21, +13% vs. Q3-22

Q4 Production

78.9Mboe/d

+23% vs. Q4-21

Q4 Adjusted ROCE[1]

24.5%

Q4 Adj. EBITDA[1]

$264.8MM

+51% vs Q4-21

Q4 Leverage[1]

1.4x

Net Debt / LQA Adj. EBITDA

Q4 2022 EARNINGS HIGHLIGHTS

- **Weather-related disruption pressured Q4 results but record Q4 M&A activity sets groundwork for strong 2023**
  - Completed $750MM of M&A in Q4, additional $320MM closed in January
  - Adjusted EBITDA $264.8MM in Q4, +51% YoY
  - Q4 net production +23% YoY
  - Recycle ratio of 3.42 and adjusted ROCE of 24.5%
- **Shareholder Returns**
  - $0.34 Q1 Dividend declared, 13% increase from $0.30 in Q4
  - $57.5MM of Preferred Stock retired, 2.6MM common shares as-converted; Preferred fully converted to common stock
  - 1.1 million shares of common stock repurchased in Q4 at an average share price of $29.92, 1.91 million shared of common stock repurchased for the year at an average price per share of $28.55
  - $25.8MM Senior Notes repurchased at <97% of Par Value
- **Significant Acquisition Activity**
  - Closed Midland Basin, Alpha Energy, Delaware acquisitions
  - Closed MPDC in January 2023
- **Balance Sheet Strength**
  - Issued new 6 ½ year term, low cost 3 5/8% Senior Unsecured Convertible Notes
  - Expanded borrowing base to $1.6B from $1.3B

1) Free Cash Flow, Adjusted EBITDA, and ROCE are non-GAAP financial measures. See Appendix for methodology and reconciliations. We calculate ROCE with past impairments added back to Total Assets. Net debt is total debt less cash and acquisition deposits.

Investor Presentation March 2023 | 28 NOG

Investor Presentation March 2023 | 29 Q4 2022 – PRODUCTION BY REGION (Boe) Q4 2022 Production & Capex Breakdown NOG’s Commodity, Capital Expenditures and Production Mix Continue to Become More Diversified and Balanced 56%29% 15% Williston Region PermianMarcellus • Permian production was record in total and as a portion of NOG’s production mix • Strong Williston activity, offset by weather, building momentum for 2023 • Marcellus production was steady and 2022 pads continue outperforming

Investor Presentation March 2023 | 30 40.5% 59.5% Q4 2022 – PRODUCTION BY COMMODITY (Boe)% Q4 2022 Production & Capex Breakdown NOG’s Commodity, Capital Expenditures and Production Mix Continue to Become More Diversified and Balanced • Williston: 72% Oil; Permian: 66% Oil; Marcellus: 100% Dry Gas • Production continues to be balanced from a mix perspective • Oil cut increased in Q4 in both Bakken and Permian, and aggregate oil mix expected to increase in 2023 • NOG is a ‘two-stream reporter,’ meaning its natural gas prices include the revenues associated with NGLs, but it does not report the volumes of the NGLs themselves • Both NOG’s production and liquids mix on a comparative reporting basis with most other public companies would be significantly higher Oil Commodity Type Gas

Q4 2022 Production & Capex Breakdown

NOG's Commodity, Capital Expenditures and Production Mix Continue to Become More Diversified and Balanced


4%
29%
67%
Region
Williston
Marcellus
Permian

Q4 2022 – CAPEX BY REGION

- Increased Williston Activity in Q4 and entering into 2023
- Low Marcellus Capex, activity planned for 2024 turn-in-lines
- Significant TIL activity in all regions except Marcellus in Q4, with significant late 2022 Ground Game success

Investor Presentation March 2023 | 31 NOG

2023 Guidance and Capital Budget

2023 Budget Represents a Year of Over 23% Production Growth at the Midpoint and Significant Cash Flow Growth at the Strip

	2023E	2022A
Annual Production (2-stream, Boe/day)	91,000 - 96,000	75,511
Oil Weighting (as a % of Production)	62.0 – 64.0%	58%
Net Wells Turned-in-line (TILs)	80.0 – 85.0	56.8
Total Budgeted Capital Expenditures ($MM)	$737 - $778	$511
Production Expenses (per Boe)	$9.25 - $9.50	$9.46
Cash G&A (ex-transaction costs) (per Boe)	$0.80 - $0.90	$0.91
Non-Cash G&A (per Boe)	$0.20 - $0.30	$0.21
Production Taxes (as a % of Oil & Gas Sales)	8.0% – 9.0%	8%
Oil Differential to NYMEX WTI (per Bbl)	($3.50 - $4.50)	($2.73)
Gas Realization as a Percentage of Henry Hub (per MCF)	75.0% - 85.0%	113%

Underlying Assumptions

- Budgeting for moderate well cost inflation, though "green shoots" are pointing to stabilization of costs, potential rig activity reduction due to lower natural gas drilling activity
- Q1 is typically a seasonally slow TIL period in the Williston, but accelerating drilling activity should drive significant completions at the end of Q1/early Q2
- Capital Expenditures expected to be fairly equal-weighted by quarter in 2023, with slightly 60% incurred in 1H23 and higher levels than average in the second and third quarters
- Expect minimal Marcellus activity in 2023, drilling plans targeting mid-2024 completions; 2023 capital focused on higher margin oil properties, driving uptick in oil cut
- Operating costs expected to stay relatively flat for the year, with modest aging of wells, some cost inflation mostly offset by growth in lower operating cost-Permian production
- Conservative guidance for gas and oil differentials, given Permian gas pricing risks and lower gas and NGL prices versus 2022. Potential upside to these figures, if NGL-to-gas ratio remains higher than historical trends
- Company expects to account for MPDC Midstream assets with separate revenue and cost line items

Source: Company internal estimates and disclosures. Actual results may differ materially from projections.

Investor Presentation March 2023 | 32 NOG

2023 Capital Spending Bridge

Cap Ex Budget reflects approximately $100MM of Ground Game opportunities



$500
$25-50
$212-228
$737-778
Significant MPDC spending will not reoccur in 2024, depending on completion timing in late 2023
Base Business (excl. Permian Acquisitions)
Expected Base Business Inflation
Alpha, addtl Delaware,Midland & Mascot Acq.
Total Budgeted Cap Ex

Assumptions

- Capital Expenditure guidance expected to generate 91,000 – 96,000 Boe per day (62-64% oil) in 2023
- Similar levels of Capital Expenditures for the base business and regular course acquisitions, but with only $25-60 million of Mascot spending, would deliver approximately similar levels of production in 2024, and represent sustaining capital expenditures to maintain >90,000 Boe per day

Source: Company internal estimates and disclosures. Actual results may differ materially from projections.

Investor Presentation March 2023 | 33 NOG

Balance Sheet Simplification

Q4 2021



7%
42%
51%

Capitalization

- Equity
- Preferred
- Debt

~88.3MM

Diluted Shares Outstanding[1]

Q4 2022



37%
63%

Capitalization

- Equity
- Debt

~85.5 MM

Diluted Shares Outstanding[1]

	Q4 2021	Q4 2022
LQA Adj. EBITDA	~$701 Million	~$1.1 Billion
Market Cap[2]	~$1.6 Billion	~$2.6 Billion
Convertible Preferred[3]	~$197 Million	$0
Net Debt[4]	~$1.2 Billion	~$1.5 Billion
Borrowing Base Capacity Usage[5]	~52%	~20%

ACTIONS

- Repurchased common and preferred stock at lower than current price levels
- Completed mandatory conversion of Preferred due to strong stock performance
- In Q4, issued $500 million of new Sr Unsecured Debt with an all-in cost of <5%[6] with 6.5 year term
- Increased Borrowing Base reflecting record M&A activity

1) Reflects fully diluted shares outstanding as of 12/31/21 and 12/31/2022.
2) Market cap reflects closing price of our common shares on 12/31/2021 and 12/31/2022, multiplied by total common shares outstanding for each period, respectively.
3) If-converted value of 6.5% Series A Convertible Preferred Stock as of 12/31/2021. Series A Convertible Preferred stock was converted to common in November 2022.
4) YE21 Net Debt is Pro Forma for Veritas Transaction, which closed in January 2022. Net debt is calculated as total debt, less cash and acquisition deposits.
5) Revolver Capacity based upon a $850 and $1,600 million Borrowing Base for YE21 and YE22, respectively
6) NOG's calculation of sub 5% cost of its 3.625% Senior Unsecured Convertible Notes is adjusted for the net proceeds received, including the Capped Call, issuance costs and the share repurchase associated with the transaction.

Investor Presentation March 2023 | 34 NOG

Investor Presentation March 2023 | 35 Appendix PART 3

Historical Operating & Financial Information

Historical Operating Information	2020	2021	2022	4Q21	4Q22
Production					
Oil (MBbls)	9,361.1	12,288.4	16,090.1	3,492.6	4,314.6
Natural Gas and NGLs (Mmcf)	16,473.3	44,073.9	68,829.1	14,458.1	17,640.2
Total Production (Mboe)	12,106.7	19,634.1	27,561.6	5,902.3	7,254.6
Revenue					
Realized Oil Price, including settled derivatives ($/bbl)	$ 52.69	$ 52.77	$ 69.60	$ 55.96	$ 68.20
Realized Natural Gas and NGL Price, including settled derivatives ($/Mcf)	$ 1.14	$ 3.65	$ 5.83	$ 4.35	$ 5.01
Total Oil & Gas Revenues, including settled derivatives (millions)	$ 512.3	$ 809.3	$ 1,530.3	$ 258.0	$ 382.6
Adjusted EBITDA (millions)	$ 351.8	$ 543.0	$ 1,086.3	$ 175.3	$ 264.8
Key Operating Statistics ($/Boe)					
Average Realized Price	$ 42.32	$ 41.22	$ 55.52	$ 43.72	$ 52.74
Production Expenses	9.61	8.70	9.46	8.57	10.06
Production Taxes	2.46	3.92	5.74	4.25	5.16
General & Administrative Expenses - Cash Adjusted [2]	1.19	0.94	0.91	1.20	1.01
Total Cash Costs	$ 13.26	$ 13.56	$ 16.11	$ 14.02	$ 16.23
Operating Margin ($/Boe)	$ 29.06	$ 27.66	$ 39.41	$ 29.70	$ 36.51
Operating Margin %	68.7%	67.1%	71.0%	67.9%	69.2%

Historical Financial Information ($'s in millions)	2020	2021	2022	4Q21	4Q22
Assets					
Current Assets	$ 125.6	$ 215.3	$ 320.5	$ 215.3	$ 320.5
Property and Equipment, net	735.2	1,253.3	2,482.9	1,253.3	2,482.9
Other Assets	11.3	54.3	71.8	54.3	71.8
Total Assets	$ 872.1	$ 1,522.9	$ 2,875.2	$ 1,522.9	$ 2,875.2
Liabilities					
Current Liabilities	$ 182.5	$ 327.6	$ 345.0	$ 327.6	$ 345.0
Long-term Debt, net	879.8	803.4	1,525.4	803.4	1,525.4
Other Long-Term Liabilities	33.1	176.8	259.5	176.8	259.5
Stockholders' Equity (Deficit)	(223.3)	215.1	745.3	215.1	745.3
Total Liabilities & Stockholders' Equity (Deficit)	$ 872.1	$ 1,522.9	$ 2,875.2	$ 1,522.9	$ 2,875.2
Credit Statistics					
Adjusted EBITDA (Annual, Q4 2021/22 TTM) [1]	$ 351.8	$ 543.0	$ 1,086.3	$ 543.0	$ 1,086.3
Net Debt	$ 948.3	$ 795.5	$ 1,540.7	$ 795.5	$ 1,540.7
Total Debt	$ 949.8	$ 805.0	$ 1,543.2	$ 805.0	$ 1,543.2
Net Debt/Adjusted EBITDA [1]	2.7x	1.5x	1.4x	1.5x	1.4x
Total Debt/Adjusted EBITDA [1]	2.7x	1.5x	1.4x	1.5x	1.4x

1) Adjusted EBITDA is a non-GAAP measure. See reconciliation on the slide that follows.
2) Excludes certain acquisition related expenses

Investor Presentation March 2023 | 36 NOG

NON-GAAP Reconciliations: Adjusted EBITDA & Other

Adjusted EBITDA by Year (in thousands)

	2020	2021	2022
Net Income (Loss)	$ (906,041)	$ 6,361	$ 773,237
Add:			
Interest Expense	58,503	59,020	80,331
Income Tax Provision (Benefit)	(166)	233	3,101
Depreciation, Depletion, Amortization and Accretion	162,120	140,828	251,272
Impairment of Oil and Natural Gas Properties	1,066,668	-	-
Non-Cash Share Based Compensation	4,119	3,621	5,656
Write-off of Debt Issuance Costs	1,543	-	-
(Gain) Loss on the Extinguishment of Debt	3,718	13,087	(810)
Contingent Consideration (Gain) Loss	169	292	(1,859)
Acquisition Costs	-	8,190	16,593
(Gain) Loss on Unsettled Interest Rate Derivatives	1,019	(1,043)	(993)
(Gain) Loss on Unsettled Commodity Derivatives	(39,878)	312,370	(40,187)
Adjusted EBITDA	$ 351,774	$ 542,959	$ 1,086,341

Adjusted EBITDA by Quarter (in thousands)

	1Q21	2Q21	3Q21	4Q21
Net Income (Loss)	$ (90,357)	$ (90,563)	$ 12,553	$ 174,727
Add:				
Interest Expense	13,510	15,024	14,586	15,899
Income Tax Provision (Benefit)	-	-	-	233
Depreciation, Depletion, Amortization and Accretion	31,221	30,908	35,885	42,814
Non-Cash Share Based Compensation	768	779	699	1,374
(Gain) Loss on the Extinguishment of Debt	12,594	494	-	-
Contingent Consideration (Gain) Loss	125	250	(82)	-
Acquisition Transaction Costs	2,511	3,016	677	1,986
(Gain) Loss on Unsettled Interest Rate Derivatives	(240)	(121)	(92)	(589)
(Gain) Loss on Unsettled Commodity Derivatives	128,638	173,057	71,845	(61,170)
Adjusted EBITDA	$ 98,770	$ 132,844	$ 136,071	$ 175,274

	1Q22	2Q22	3Q22	4Q22
Net Income (Loss)	$ (206,560)	$ 251,264	$ 583,465	$ 145,068
Add:				
Interest Expense	17,978	18,410	20,135	23,808
Income Tax Provision (Benefit)	789	1,006	1,333	(27)
Depreciation, Depletion, Amortization and Accretion	53,185	54,796	65,975	77,317
Non-Cash Share Based Compensation	1,447	1,421	1,341	1,447
(Gain) Loss on the Extinguishment of Debt	-	(236)	(339)	(235)
Contingent Consideration (Gain) Loss	-	-	-	(1,859)
Acquisition Transaction Costs	6,848	514	2,932	6,299
(Gain) Loss on Unsettled Interest Rate Derivatives	(1,290)	(524)	42	779
(Gain) Loss on Unsettled Commodity Derivatives	384,227	(54,117)	(382,500)	12,203
Adjusted EBITDA	$ 256,623	$ 272,534	$ 292,384	$ 264,800

Other Non-GAAP Metrics by Quareter (in thousands)

	1Q21	2Q21	3Q21	4Q21
Total General and Adminstrative Expense	$ 6,783	$ 7,605	$ 5,490	$ 10,463
Non-cash General and Adminstrative Expense	769	779	699	1,374
Total General and Adminstrative Expense - Cash	6,014	6,826	4,791	9,089
Less: Acquisition Costs - Cash	(2,511)	(3,016)	(677)	(1,986)
Total General and Adminstrative Expense - Cash Adjusted	$ 3,503	$ 3,810	$ 4,114	$ 7,103
Total Principal Balance on Debt	$ 828,669	$ 813,000	$ 869,000	$ 805,000
Less: Cash and Cash Equivalents	(2,729)	(4,843)	(2,006)	(9,519)
Net Debt	$ 825,940	$ 808,157	$ 866,994	$ 795,481

	1Q22	2Q22	3Q22	4Q22
Total General and Adminstrative Expense	$ 13,813	$ 8,065	$ 10,277	$ 15,045
Non-cash General and Adminstrative Expense	1,447	1,421	1,341	1,447
Total General and Adminstrative Expense - Cash	12,366	6,644	8,936	13,598
Less: Acquisition Costs - Cash	(6,848)	(514)	(2,932)	(6,299)
Total General and Adminstrative Expense - Cash Adjusted	$ 5,518	$ 6,130	$ 6,004	$ 7,299
Total Principal Balance on Debt	$ 1,121,000	$ 1,103,625	$ 1,170,555	$ 1,543,235
Less: Cash and Cash Equivalents	(3,335)	(1,471)	(9,129)	(2,528)
Net Debt	$ 1,117,665	$ 1,102,154	$ 1,161,426	$ 1,540,707

Note: Adjusted EBITDA is a non-GAAP measure

Investor Presentation March 2023 | 37 NOG

NON-GAAP Reconciliations: ROCE & Recycle Ratio

Q4-22 Return on Capital Employed (ROCE)

EBIT ÷ Capital Employed = 40.3%

- EBIT: $750.0MM (Q4:22 annualized)
  - + Adj. EBITDA: $264.8MM
  - - DD&A: $77.3MM
  - Capital Employed: $1,862.8MM (Avg. of Q4-21/22)
  - + Total Assets: $2,199.0MM (Avg.)
  - - Current Liabilities: $336.3MM (Avg.)

Q4-22 Return on Capital Employed (ROCE) - Adjusted to exclude impairment charges post Q2-20

EBIT ÷ Capital Employed = 24.5%

- EBIT: $677.6MM (Q4-22 annualized)
  - + Adj. EBITDA: $264.8MM
  - - DD&A: $95.4MM
- Capital Employed: $2,764.3MM (Avg. of Q4:21/22)
  - + Total Assets: $3,100.6MM (Avg.)
  - - Current Liabilities: $336.3MM (Avg.)

Q4-22 Recycle Ratio

Cash Margin ÷ DD&A = 3.42x

- Cash Margin: $36.51/boe
  - + Realized avg. commodity price: $52.74/boe
  - - Cash Costs: $16.23/boe[1]
- DD&A Rate: $10.66/boe

1. Incorporates Adjusted Cash G&A of $1.01/boe, which excludes certain acquisition related expenses

Note: Adjusted EBITDA is a non-GAAP measure. Numbers may be off due to rounding.

Investor Presentation March 2023 | 38 NOG

Investor Presentation March 2023 | 39 NON-GAAP Reconciliations: Free Cash Flow FREE CASH-FLOW (FCF) (in thousands) 4Q21 1Q22 2Q22 3Q22 4Q22 Net Cash Provided by Operating Activities 133,102$ 154,034$ 210,239$ 276,766$ 287,379$ Exclude: Changes in Working Capital and Other Items 24,906 80,985 41,948 (7,505) (53,029) Less: Capital Expenditures (1) (83,671) (86,020) (135,055) (156,095) (145,890) Less: Series A Preferred Dividends (3,605) (3,016) (2,810) (2,610) (1,367) Free Cash Flow 70,732$ 145,983$ 114,322$ 110,556$ 87,094$ (1) Capital Expenditures are calculated as follows: Cash Paid for Capital Expenditures 228,751$ 417,482$ 106,740$ 301,240$ 529,735$ Less: Non-Budgeted Acquisitions (146,753) (344,264) 3,288 (151,303) (388,656) Plus: Change in Accrued Capital Expenditures and Other 1,673 12,802 25,027 6,158 4,811 Capital Expenditures 83,671$ 86,020$ 135,055$ 156,095$ 145,890$

Hedge Profile—SWAPS

NOG continues to execute a strategy built around the safeguard of returns during a commodity down-cycle, while retaining flexibility to capture the opportunistic upside.

	CRUDE OIL DERIVATIVE PRICE SWAPS - NYMEX				NATURAL GAS DERIVATIVE PRICE SWAPS - NYMEX			
	Contract Period	Barrels Per Day (Bbls/d)	Total Hedged Volumes (Bbls)	Weighted Average Price ($/Bbl)	Contract Period	Million British Thermal Units Per Day (mmbtu/d)	Total Hedged Volumes (mmbtu)	Weighted Average Price ($/mmbtu)
2023[1]:	Q1	22,450	2,020,500	$72.39	Q1	80,944	7,285,000	$4.112
	Q2	23,750	2,161,250	$75.85	Q2	54,088	4,922,000	$4.589
	Q3	19,375	1,782,500	$77.17	Q3	53,500	4,922,000	$4.625
	Q4	18,750	1,725,000	$76.10	Q4	43,935	4,042,000	$4.655
	Avg./Total	21,066	7,689,250	$75.30	Avg./Total	58,003	21,171,000	$4.446
2024[1]:	Q1	7,075	643,825	$78.10	Q1	30,000	2,730,000	$4.463
	Q2	7,050	641,550	$77.04	Q2	27,297	2,484,000	$4.071
	Q3	6,875	632,500	$75.34	Q3	27,000	2,484,000	$4.071
	Q4	2,825	259,900	$69.63	Q4	14,587	1,342,000	$4.049
	Avg./Total	5,950	2,177,775	$75.98	Avg./Total	24,699	9,040,000	$4.186

This table does not include volumes subject to swaptions, basis swaps, and call options, which could increase the amounts of volumes hedged at the option of NOG's counterparties. For additional information, see Note 11 to our financial statements included in our Form 10-K filed with the SEC for the year ended December 31, 2022.

Investor Presentation March 2023 | 40 NOG

Hedge Profile—COLLARS

NOG continues to execute a strategy built around the safeguard of returns during a commodity down-cycle, while retaining flexibility to capture the opportunistic upside.

CRUDE OIL DERIVATIVE COLLARS					NATURAL GAS DERIVATIVE COLLARS			
	Contract Period	Barrels Per Day (Bbls/d)	Price Ceiling ($/Bbl)	Price Floor ($/Bbl)	Contract Period	Million British Thermal Units Per Day (mmbtu/d)	Price Ceiling ($/mmbtu)	Price Floor ($/mmbtu)
2023[1]:	Q1	11,075	$92.00	$76.68	Q1	35,000	$6.958	$4.143
	Q2	9,750	$89.76	$73.85	Q2	52,500	$6.577	$4.190
	Q3	13,750	$87.63	$72.73	Q3	55,000	$6.674	$4.182
	Q4	14,250	$86.77	$72.63	Q4	68,315	$6.902	$4.134
	Avg./Total	12,219	$88.67	$73.81	Avg./Total	52,801	$6.771	$4.162
2024[1]:	Q1	9,375	$85.82	$70.53	Q1	17,500	$7.917	$4.000
	Q2	9,375	$84.69	$69.60	Q2	2,500	$8.700	$4.000
	Q3	5,375	$84.87	$69.53	Q3	-	-	-
	Q4	4,625	$85.99	$69.86	Q4	-	-	-
	Avg./Total	7,176	$85.27	$69.93	Avg./Total	4,973	$8.015	$4.000
2025[1]:	Q1	1,500	$80.77	$70.00	Q1	-	-	-
	Q2	1,500	$77.94	$70.00	Q2	-	-	-
	Q3	1,250	$76.01	$70.00	Q3	-	-	-
	Q4	1,000	$78.02	$70.00	Q4	-	-	-
	Avg./Total	1,311	$78.62	$70.00	Avg./Total	-	-	$-

This table does not include volumes subject to swaptions, basis swaps, and call options, which could increase the amounts of volumes hedged at the option of NOG's counterparties. For additional information, see Note 11 to our financial statements included in our Form 10-K filed with the SEC for the year ended December 31, 2022.

Investor Presentation March 2023 | 41 NOG

Investor Presentation March 2023 | 42 Important Disclosures Forward Looking Statements This presentation contains forward-looking statements regarding future events and future results that are subject to the safe harbors created under the Securities Act of 1933, as amended (the “Securities Act”) and the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements other than statements of historical facts included in this presentation regarding Northern Oil and Gas, Inc.’s (“NOG,” “we,” “us” or “our”) dividend plans and practices, financial position, operating and financial performance, business strategy, plans and objectives of management for future operations, industry conditions, indebtedness covenant compliance, capital expenditures, production, and cash flow are forward-looking statements. When used in this presentation, forward-looking statements are generally accompanied by terms or phrases such as “estimate,” “project,” “predict,” “believe,” “expect,” “continue,” “anticipate,” “target,” “could,” “plan,” “intend,” “seek,” “goal,” “will,” “should,” “may” or other words and similar expressions that convey the uncertainty of future events or outcomes. Items contemplating or making assumptions about actual or potential future sales, market size, collaborations, and trends or operating results also constitute such forward-looking statements. Forward-looking statements involve inherent risks and uncertainties, and important factors (many of which are beyond our company’s control) that could cause actual results to differ materially from those set forth in the forward-looking statements, including the following: changes in crude oil and natural gas prices, the pace of drilling and completions activity on NOG’s current properties and properties pending acquisition, changes in NOG’s capitalization, infrastructure constraints and related factors affecting NOG’s properties; cost inflation or supply chain disruptions, ongoing legal disputes over and potential shutdown of the Dakota Access Pipeline; NOG’s ability to acquire additional development opportunities, potential or pending acquisition transactions, the projected capital efficiency savings and other operating efficiencies and synergies resulting from NOG’s acquisition transactions, integration and benefits of property acquisitions, or the effects of such acquisitions on NOG’s cash position and levels of indebtedness; changes in NOG’s reserves estimates or the value thereof, disruption to NOG’s business due to acquisitions and other significant transactions; general economic or industry conditions, nationally and/or in the communities in which NOG conducts business; changes in the interest rate environment, legislation or regulatory requirements; conditions of the securities markets; risks associated with NOG’s Convertible Notes, including the potential impact that the Convertible Notes may have NOG’s financial position and liquidity, potential dilution, and that provisions of the Convertible Notes could delay or prevent a beneficial takeover of NOG; the potential impact of the capped call transaction undertaken in tandem with the Convertible Notes issuance, including counterparty risk; increasing attention to environmental, social and governance matters; NOG’s ability to consummate any pending acquisition transactions; other risks and uncertainties related to the closing of pending acquisition transactions; NOG’s ability to raise or access capital; cyber-incidents could have a material adverse effect NOG’s business, financial condition or results of operations; changes in accounting principles, policies or guidelines; events beyond NOG’s control, including a global or domestic health crisis, acts of terrorism, political or economic instability or armed conflict in oil and gas producing regions; and other economic, competitive, governmental, regulatory and technical factors affecting NOG’s operations, products and prices. Additional information concerning potential factors that could affect future results is included in the section entitled “Item 1A. Risk Factors” and other sections of NOG’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10- Q, as updated from time to time in amendments and subsequent reports filed with the SEC, which describe factors that could cause NOG’s actual results to differ from those set forth in the forward- looking statements. NOG has based these forward-looking statements on its current expectations and assumptions about future events. While management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond NOG’s control. NOG does not undertake any duty to update or revise any forward-looking statements, except as may be required by the federal securities laws.

Investor Presentation March 2023 | 43 Important Disclosures Industry and Marketing Data Although all information and opinions expressed in this presentation, including market data and other statistical information (including estimates and projections relating to addressable markets), were obtained from sources believed to be reliable and are included in good faith, NOG has not independently verified the information and makes no representation or warranty, express or implied, as to its accuracy or completeness. Some data is also based on the good faith estimates of NOG, which are derived from its review of internal sources as well as the independent sources described above. This presentation contains preliminary information only, is subject to change at any time and, is not, and should not be assumed to be, complete or to constitute all the information necessary to adequately make an informed decision regarding your engagement with NOG. While NOG is not aware of any misstatements regarding the industry and market data presented in this presentation, such data involve risks and uncertainties and are subject to change based on various factors, including those factors discussed under “Forward Looking Statements” above. NOG has no intention and undertakes no obligation to update or revise any such information or data, whether as a result of new information, future events or otherwise, except as required by law. Non-GAAP Financial Measures This presentation includes certain financial measures that are not calculated in accordance with U.S. generally accepted accounting principles (“GAAP”). These measures include (i) EBITDA, (ii) Adjusted EBITDA, (iii) Net Debt, (iv) Return on Capital Employed (“ROCE”), (v) Recycle Ratio and (iv) Free Cash Flow. These non-GAAP financial measures are not measures of financial performance prepared or presented in accordance with GAAP and may exclude items that are significant in understanding and assessing our financial results. Therefore, these measures should not be considered in isolation, and users of any such information should not place undue reliance thereon. Please refer to the slides titled “Non- GAAP Reconciliations: Adjusted EBITDA & Other,” “Non-GAAP Reconciliations: ROCE & Recycle Ratio,” “Non-GAAP Reconciliations: Free Cash Flow” under the Appendix to this presentation for a reconciliation of these measures to the most directly comparable GAAP measures and NOG’s definitions (which may be materially different than similarly titled measures used by other companies) of these measures as well as certain additional information regarding these measures. NOG believes the presentation of these metrics may be useful to investors because it supplements investors’ understanding of its operating performance by providing information regarding its ongoing performance that excludes items it believes do not directly affect its core operations. From time-to-time NOG provides forward-looking Free Cash Flow estimates or targets; however, NOG is unable to provide a quantitative reconciliation of the forward-looking non-GAAP measure to its most directly comparable forward-looking GAAP measure because management cannot reliably quantify certain of the necessary components of such forward-looking GAAP measure. The reconciling items in future periods could be significant.